UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2005

Wolverine World Wide, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant's telephone number, including area code:  (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

          Wolverine World Wide, Inc. (the "Company") and certain of its subsidiaries entered into a Credit Agreement dated as of July 22, 2005, with JPMorgan Chase Bank, N.A., as Administrative Agent, Harris, N.A., as Syndication Agent, Comerica Bank, Standard Federal Bank N.A., and National City Bank of the Midwest, as Documentation Agents, and certain other Banks that are parties thereto ("Credit Agreement"). The Credit Agreement allows for borrowings up to $150,000,000, subject to increase or decrease as specified in the Credit Agreement. The loans may be made in U.S. Dollars or foreign currency as specified in the Credit Agreement. The applicable interest rate is determined based on the type of loan as specified in the Credit Agreement. The obligations of certain subsidiaries of the Company that are parties to the Credit Agreement are guaranteed by the Company. The loans under the Credit Agreement are unsecured. The maturity date of the loans under the Credit Agreement is July 22, 2010. The Credit Agreement contains various events of default and affirmative and negative covenants, including covenants regarding maintenance of certain financial ratios. Upon the occurrence of certain specified events of default, the principal amount of the loans may be declared due and payable, together with accrued interest. The Credit Agreement replaced the Company's prior Credit Agreement, also with JPMorgan Chase Bank, N.A. (successor to Bank One, Michigan) as Agent dated May 29, 2001 ("2001 Credit Agreement"). The Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. This description of the Credit Agreement is qualified in its entirety by reference to the terms of the Credit Agreement filed as Exhibit 10.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement.

          As described above, the Credit Agreement replaced the 2001 Credit Agreement. The 2001 Credit Agreement was terminated effective as of July 22, 2005, as specified in the Credit Agreement. There were no termination penalties incurred by the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

          The discussion of the Credit Agreement in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

          (c)          Exhibits.

                    Exhibit 10.1. Credit Agreement dated as of July 22, 2005, among Wolverine World Wide, Inc., certain subsidiaries of Wolverine World Wide, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Harris, N.A., as Syndication Agent, Comerica Bank, Standard Federal Bank N.A. and National City Bank of the Midwest, as Documentation Agents, and certain other Banks that are parties to the Credit Agreement.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2005	WOLVERINE WORLD WIDE, INC. (Registrant)

s/Stephen L. Gulis, Jr.
Stephen L. Gulis, Jr. Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

10.1

Credit Agreement dated as of July 22, 2005, among Wolverine World Wide, Inc., certain subsidiaries of Wolverine World Wide, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Harris, N.A., as Syndication Agent, Comerica Bank, Standard Federal Bank N.A. and National City Bank of the Midwest, as Documentation Agents, and certain other Banks that are parties to the Credit Agreement.